Exhibit 10.9

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED

7% SENIOR SECURED CONVERTIBLE NOTE DUE AUGUST 1, 2009

OF

ISCO INTERNATIONAL, INC.

Note No.: F-8 Current Principal Amount $550,000.00
Original Issuance Date: October 23, 2002 Elk Grove Village, Illinois
Amended & Restated Issuance Date: June 26, 2007

This AMENDED AND RESTATED Note (“Note”) is one of a duly authorized issue of notes of ISCO INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), originally designated as part of the Company's 9½% Secured Grid Notes due March 31, 2004, as amended from time to time, and is now amended and restated, with the other notes issued in that series and other notes issued pursuant to the Loan Agreement (as defined below), as a 7% Senior Secured Convertible Note Due August 1, 2009 (“Maturity Date”) of the Company.

For Value Received, the Company hereby promises to pay to the order of ALEXANDER FINANCE L.P. or its registered assigns or successors-in-interest (“Holder”) the principal sum of FIVE HUNDRED FIFTY THOUSAND U.S. DOLLARS AND ZERO CENTS (U.S. $550,000.00) (representing the principal amount outstanding on the New Issuance Date (as defined below), plus all accrued but unpaid interest since October 23, 2002), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been converted into the Company's Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Interest on the unpaid principal balance hereof shall accrue at the rate of 7% per annum from the amended and restated issuance date of this Note, June 26, 2007 (the “New Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Transaction Documents.  Interest on this Note shall accrue daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof; provided, however, that nothing in the foregoing shall be deemed to modify the calculation of the Principal Amount based on a different rate of interest applied prior to the New Issuance Date.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a), at the rate (the “Default Rate”) equal to the lower of twenty percent (20%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (including late charges, if applicable) and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest (including late charges, if applicable) on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amendment Agreement dated on or about the New Issuance Date pursuant to which this Note was issued (the “Amendment Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act (as defined below) or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the then applicable Conversion Price.

“Conversion Price” shall equal $0.20 (which Conversion Price shall be subject to adjustment as set forth herein).

“Conversion Shares” means the shares of Common Stock into which the Notes are convertible (including repayment in Common Stock as set forth herein) in accordance with the terms hereof and the Amendment Agreement and Loan Agreement.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Debt” shall mean indebtedness of any kind.

“Effective Date” means the date on which a Registration Statement covering all the Conversion Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Price” shall mean the closing price (or closing bid price) for the Common Stock on the Trading Day immediately preceding the date on which the price is being determined.

“Loan Agreement” shall mean the Third Amended and Restated Loan Agreement, dated as of November 10, 2004, as amended, by and among the Company, Manchester Securities Corporation and Alexander Finance, L.P.

“Market Price” shall equal 90% of the average of the VWAP for each of the twenty (20) Trading Days, excluding the five (5) highest Trading Days (i.e.  the Trading Days with the highest VWAP) from the average, immediately preceding the date on which such Market Price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities, issued or sold on or subsequent to the Closing Date, under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued or sold on or subsequent to the Closing Date in an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities issued or sold on or subsequent to the Closing Date which are currently outstanding (other than pursuant to the terms of the transaction documentation for such securities as in effect on the date hereof), then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the American Stock Exchange or such other principal market or exchange on which the Common Stock is then listed for trading.

“Redemption Date” shall mean the date on which the Company has elected to redeem this Note pursuant to Section 1(c) below.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

“VWAP” shall mean the daily volume weighted average price of the Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the AQR function on the date in question.

The following terms and conditions shall apply to this Note:

Section 1.  Payments of Principal and Interest.

(a)  Interest.  Subject to Section 3(i) below, this Note shall accrue interest at a rate of 7% per annum daily commencing on the New Issuance Date, shall be compounded monthly and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Accrued interest shall be added to the Principal Amount of this Note.

(b)  Payment of Principal.  Subject to the provisions hereof, the Principal Amount of this Note shall be due and payable in cash on the Maturity Date.

(c)  Redemption Right of Company.  Beginning on the two (2) year anniversary of the New Issuance Date, the Company shall have the right to redeem this Note in full (but not less than full) in cash upon delivering notice in writing sixty (60) days prior to such Redemption Date.  Nothing in this Section 1(c) shall prohibit the Holder from converting this Note prior to the Redemption Date.

Section 2.  Seniority.  The obligations of the Company hereunder shall rank pari passu to the Company’s notes issued under and governed by the Loan Agreement and the Securities Purchase Agreement, dated as of June 22, 2006, by and among the Company and the Holder and Alexander Finance, L.P. (the “Purchase Agreement”), and shall be senior to the Company’s unsecured indebtedness.

Section 3.  Conversion.

(a)  Conversion by Holder.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile  or electronic transmission (with the original mailed on the same day be certified or registered mail, postage prepaid and return receipt requested), on the date of conversion (the “Conversion Date”).  A Conversion Notice shall be deemed sent on the date of delivery if delivered before 5:00 p.m. Eastern Standard Time on such date, or the day following such date if delivered after 5:00 p.m. Eastern Standard Time.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of Section 3(i) below.

(b)  Conversion Date Procedures.  Upon conversion of this Note pursuant to this Section 3, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) being converted by the then applicable Conversion Price.  If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request by the Holder, promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount (and, at the election of the Holder, any accrued interest or applicable late charges) so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)  Stock Certificates or DWAC.  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

(c)  Conversion Price Adjustments.

(i)  Stock Dividends and Splits.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, or (B) subdivide outstanding Common Stock into a larger number of shares, then the applicable then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision.

(ii)  Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of the Notes would have received had the Notes been converted into Common Stock.

(iii)  Common Stock Issuances.  In the event that the Company or any of its subsidiaries on or subsequent to the date of the Amendment Agreement (A) issues or sells any securities which are convertible into or exercisable or exchangeable for Common Stock (other than Notes issued under the Loan Agreement or Purchase Agreement or shares or options issued or which may be issued pursuant to the Company’s 2003 Equity Incentive Plan, as amended (the “Incentive Plan”), up to the Incentive Plan Limit (as defined below)), or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock, (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) which are currently outstanding (other than pursuant to terms existing on the date hereof) or (C) issues or sells any Common Stock at or to an effective Per Share Selling Price which is less than the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, then the Conversion Price shall be reduced by multiplying the existing Conversion Price by a fraction (x) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such sale or issuance or reduction and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Common Stock outstanding (or deemed outstanding, as discussed below) immediately after such issue, sale or reduction. effective concurrently with such issue or sale to equal such lower Per Share Selling Price.

“Incentive Plan Limit” shall mean an amount, with respect to each calendar year, equal to 2.5% of the number of the Company’s outstanding shares of Common Stock, provided that (AA) this amount shall be net of any shares or options issued under the Incentive Plan which are cancelled, forfeited, expired or redeemed, and (BB) for purposes of calculating this amount, restricted shares shall count as two shares of Common Stock and option shares shall count as one share of Common Stock.  To the extent that the Company issues securities under the Incentive Plan beyond the Incentive Plan Limit, such issuances shall not be exempt from the adjustment provisions of this Note.

For the purposes of the foregoing adjustment, in the case of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

In the event a fee is paid by the Company in connection with a transaction described in this clause (iii), the portion of such fee in excess of 3% of the purchase price in such transactions shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.

For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.

For purposes of making the foregoing adjustments, the following provisions shall apply.

A.  [Intentionally Omitted]

B.  Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(iii)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 3(c)(iii)(B), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C.  Change in Option Price or Rate of Conversion.  Except for shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit, if the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 3(c)(iii)(C), if the terms of any option or Convertible Security that was outstanding as of the date of issuance of the Notes are changed in the manner described in the immediately preceding sentence, then such option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D.  Calculation of Consideration Received.  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such options by the parties thereto, then solely for purposes of this Section 3, the options will be deemed to have been issued for a consideration of $0.01.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor.  If any Common Stock or Convertible Securities (other than shares or options issued or which may be issued pursuant to the Incentive Plan up to the Incentive Plan Limit) are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Notes.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of the Notes.

E.  Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or Convertible Securities or (B) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)  Rounding of Adjustments.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(v)  Notice of Adjustments.  Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)  Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 (provided that the limitations in Section 3(i) shall not apply to the extent that Holder shall have waived them) or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 110% of the outstanding Principal Amount (plus any accrued interest or applicable late charges) being redeemed.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.  Notwithstanding any other provisions of this Note, the Holder shall be permitted to convert all or any portion of the Principal Amount (plus any accrued interest or late charges, if applicable) at the Conversion Price described in Section 3(c) herein at any time until the consummation of the Change in Control Transaction.

(vii)  Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)  Reservation and Issuance of Underlying Securities.  The Company covenants that, beginning immediately after the Required Approvals (as defined below) are obtained, it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than an amount equal to the number of Conversion Shares.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)  No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock on the Principal Market at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)  Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and providedfurther, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)  Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments (including any applicable late charges) at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)  Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, electronic transmission, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Loan Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, electronic transmission, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)  Required Approvals.  The Holder acknowledges that the Company is required to seek the approval of its stockholders to (i) increase the number of authorized shares of Common Stock available for issuance under its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and (ii) issue the shares of Common Stock issuable upon conversion of the Notes pursuant to the rules of the American Stock Exchange (“AMEX”).  Notwithstanding anything contained herein to the contrary, the Notes shall not be convertible into shares of Common Stock until (A) the Certificate of Incorporation shall have been amended to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, (B) the issuance of such shares shall have been approved by the Company’s stockholders and (C) such shares shall have been approved for listing on AMEX (“collectively, the “Required Approvals”).  The Company shall use its reasonable best efforts to seek the approval of its stockholders to amend the Certificate of Incorporation to increase the number of shares of Common Stock available for issuance in sufficient number to include the shares of Common Stock issuable pursuant to the Notes, approve the issuance of the shares of Common Stock issuable upon conversion of the Notes, and the approval by AMEX to list such shares on AMEX.  Notwithstanding the above, the Required Approvals shall be obtained within one (1) year of the New Issuance Date (the “Approval Deadline”).  In the event that the Required Approvals are not obtained by the first anniversary of the New Issuance Date, then the interest rate shall thereafter be increased to accrue at a rate of 15% per annum.  If the Initial Conversion Shares and Conversion Shares are not registered under the Registration Rights Agreement by the fifteen (15) month anniversary of the New Issuance Date, then the then-current interest rate shall increase by a rate of 1% per annum each month thereafter (commencing on the day immediately following such 15-month anniversary date) until such shares are registered, up to the Default Rate.

Section 4.  Defaults and Remedies.

(a)  Events of Default.                                           An “Event of Default” is:  (i) a default in the payment of any Principal Amount of the Notes; (ii) default in payment of the principal amount or accrued but unpaid interest thereon of any of the June 2006 Notes issued to Holder (as defined in the Purchase Agreement), or the Amended and Restated Notes (as defined in the Amendment Agreement) other than this Note (collectively, this Note, the other Amended and Restated Notes and the June 2006 Notes shall be referred to as the “ISCO Notes”), on or after the date such payment is due, (iii) failure by the Company for ten (10) days after notice to it, to comply with any other material provision of any of the ISCO Notes, the Registration Rights Agreement or the Purchase Agreement or the Loan Agreement; (iv) an Event of Default under the Security Agreement or the ISCO Notes; (v) a breach by the Company of its representations or warranties in the Loan Agreement, Amendment Agreement or under any of the Guaranties (as defined below); (vi) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a subsidiary of the Company or for money borrowed the repayment of which is guaranteed by the Company or a subsidiary of the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the obligations with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $500,000; (vii) any money judgment, writ or warrant of attachment, or similar process in excess of $500,000 in the aggregate shall be entered or filed against the Company or a subsidiary of the Company or any of their respective properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of 45 days; (viii) if the Company or any subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:  (A) commences a voluntary case; (B) has an involuntary case commenced against it, and such case is not dismissed within 30 days of such commencement or consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days.  The terms “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)  Remedies.  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii) and (viii) of Section 4(a) hereof, this Note shall become due and payable without further action or notice.  In the event of an acceleration, the amount due and owing to the Holder shall be the greater of (1) 110% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading Days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven days of Holder’s request.  The remedies under this Note shall be cumulative.

Section 5.  Loan Agreement; Amendment Agreement; Security Agreement; Guaranties.  This Note is being issued to the Holder in connection with the Loan Agreement and Amendment Agreement and is entitled to the benefits thereof.  In addition the Company’s obligations under this Note are guaranteed by the Guaranties (the “Guaranties”) of Spectral Solutions, Inc. and Illinois Superconductor Canada Corporation, subsidiaries of the Company (the together, the “Guarantors”) and this Note is entitled to the benefits thereof.  The Company’s obligations under this Note are also secured, pursuant to the terms of the Security Agreement by all the assets of the Company and the Guarantors.

Section 6.  General.

(a)  Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)  Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)  Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and holders of 75% of the Principal Amount of all Notes.

(d)  Assignment, Etc.  The Holder may assign or transfer this Note to any transferee.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)  No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)  Governing Law; Jurisdiction.

(i)  Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)  Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)  No Jury Trial.  The Company hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)  Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

 [Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on June ___, 2007.

ISCO INTERNATIONAL, INC.

By:
Name:
Title:

Attest:

Sign:
Print Name:

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        #9046433 v1

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Holder
in order to Convert a Note)

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of ISCO INTERNATIONAL, INC. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note and will remain in compliance with Section 3(i) of this Note.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest (plus any applicable late charges) Being Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

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